Exhibit 99.2
FOR IMMEDIATE RELEASE

SM ENERGY ANNOUNCES CLOSING OF PERMIAN BASIN ACQUISITION
AND INCREASED BORROWING BASE TO $1.35 BILLION

DENVER, CO October 5, 2016 - SM Energy Company (NYSE: SM) announced today that the Company closed the previously announced acquisition of 24,783 net acres in Howard County, Texas, from Rock Oil Holdings LLC for $980 million, before customary purchase price adjustments.
The largely contiguous acreage position expands the Company’s Midland Basin footprint to approximately 46,750 net acres. The effective date of the transaction is September 1, 2016, and the Company’s preliminary estimate of net production from the acquired acreage for the month of September is approximately 5,300 Boe per day (3-stream).
Subsequent to the close of the transaction and as part of the regularly scheduled redetermination process under its credit agreement, the Company’s borrowing base has been increased to $1.35 billion, with bank commitments of $1.25 billion, providing the Company with substantial liquidity.
FORWARD LOOKING STATEMENTS
This release contains forward-looking statements within the meaning of securities laws. The words “anticipate,” “assume,” “believe,” “budget,” “estimate,” “expect,” “forecast,” “guidance,” “intend,” “plan,” “project,” “will” and similar expressions are intended to identify forward-looking statements. These statements involve known and unknown risks, which may cause SM Energy's actual results to differ materially from results expressed or implied by the forward-looking statements. Forward-looking statements in this release include, among other things, expectations regarding the acquired Permian Basin assets and the Company’s liquidity position. General risk factors include the availability of and access to capital markets; the availability, proximity and capacity of gathering, processing and transportation facilities; the volatility and level of oil, natural gas, and natural gas liquids prices, including any impact on the Company’s asset carrying values or reserves arising from price declines; uncertainties inherent in projecting future rates of production or other results from drilling and completion activities; the imprecise nature of estimating oil and gas reserves; uncertainties inherent in projecting future drilling and completion activities, costs or results, including from pilot tests; the uncertainty of negotiations to result in an agreement or a completed transaction; the uncertain nature of acquisition, divestiture, joint venture, farm down or similar efforts and the ability to complete any such transactions; the uncertain nature of expected benefits from the actual or expected acquisition, divestiture, joint venture, farm down or similar efforts; the availability of additional economically attractive exploration, development, and acquisition opportunities for future growth and any necessary financings; unexpected drilling conditions and results; unsuccessful exploration and development drilling results; the availability of drilling, completion, and operating equipment and services; the risks associated with the Company's commodity price risk management strategy; uncertainty regarding the ultimate impact of potentially dilutive securities; and other such matters discussed in the “Risk Factors” section of SM Energy's 2015 Annual Report on Form 10-K, as such risk factors may be updated from time to time in the Company's other periodic reports filed with the Securities and Exchange Commission. The forward-looking statements contained herein speak as of the date of this announcement. Although SM Energy may from time to time voluntarily update its prior forward-looking statements, it disclaims any commitment to do so except as required by securities laws.

ABOUT THE COMPANY
SM Energy Company is an independent energy company engaged in the acquisition, exploration, development, and production of crude oil, natural gas, and natural gas liquids in onshore North America. SM Energy routinely posts important information about the Company on its website.

INVESTOR CONTACT:
Jennifer Martin Samuels, jsamuels@sm-energy.com, 303-864-2507